EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the periodic report of Rancon Income Fund I (“the Partnership”) on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission (the “Report”), I, Daniel L. Stephenson, General Partner of Rancon Income Partners I, L.P., which is General Partner of the Partnership, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that I perform the functions of chief executive officer and chief financial officer of the Partnership, and that to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership at the dates and for the periods indicated.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form with the electronic version of this written statement required by Section 906, has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: March 31, 2005	/s/ Daniel L. Stephenson
Daniel L. Stephenson,
General Partner of Rancon Income Partners I, L.P.,
General Partner of Rancon Income Fund I